UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2010

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.	20071
(Address of principal executive offices)	(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On September 27, 2010, Kaplan Higher Education announced a new program entitled the “Kaplan Commitment,” which is expected to be operational by the end of 2010. Under this program, students of Kaplan University, Kaplan College and other Kaplan Higher Education schools may enroll in classes for several weeks and assess whether their educational experience meets their needs and expectations before incurring a financial obligation. Kaplan will also conduct academic assessments to help determine whether students are likely to be successful in their chosen course of study. Students who choose to withdraw from the program during this time frame or students who do not pass the academic evaluation will not have to pay for the coursework.

This program is designed to benefit students and will likely have a significant impact on the future operations of Kaplan Higher Education, including student enrollment and retention and the associated tuition revenues.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated September 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company
(Registrant)

Date September 29, 2010	/s/ Hal S. Jones
Hal S. Jones
Senior Vice President - Finance
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release dated September 27, 2010.

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